UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2004

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree Street, N.E. Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 404-588-7165

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit No. 99.1	Materials to be used in investor presentations

Item 12.	Results of Operations and Financial Condition.

The following information will be disclosed by SunTrust Banks, Inc. (the “Registrant”) at an upcoming investor presentation on January 28, 2004.

The investor presentation presents return on average assets less net unrealized gains on securities portfolio and return on average realized equity. The foregoing numbers reflect adjustments to remove the effects of the ownership by the Registrant of 48.3 million shares of The Coca-Cola Company. The Registrant uses this information internally to gauge its actual performance in the industry. The Registrant believes that the return on average assets less the net unrealized gains on the securities portfolio is more indicative of the Registrant’s return on assets because it more accurately reflects the return on the assets that are related to the Registrant’s core businesses. The registrant also believes that the return on average realized equity is more indicative of the Registrant’s return on equity because the excluded equity relates primarily to a long term holding of a specific security.

The investor presentation presents total fees excluding net security gains. The Registrant believes that total fees without securities net gains is more indicative of the Registrant’s performance because it isolates those fee types that are customer relationship and customer transaction driven.

The investor presentation also presents commercial loan growth adjusted for Three Pillars; net interest margin without Three Pillars consolidation and Affordable Housing consolidation; and net interest income adjusted for the impact of the Three Pillars consolidation, Affordable Housing consolidation and the Lighthouse Financial Services, Inc. acquisition. As of July 1, 2003, the Registrant adopted the provisions of FASB Interpretation No. 46 whereby the Registrant consolidated its commercial paper conduit, Three Pillars. Certain other affordable housing limited partnerships were also consolidated in the third and fourth quarters of 2003. Presenting the foregoing numbers without the effect of the consolidations will allow investors to have a more accurate understanding of the Registrant’s performance relative to prior periods, since the Registrant had not previously consolidated the above mentioned entities. Adjusting net interest income to exclude the effect of the Lighthouse acquisition gives investors a more accurate understanding of the Registrant’s organic growth in net interest income, as opposed to growth accomplished through acquisition. Without the foregoing adjustments, a comparison of the current numbers with prior periods could be misleading to an investor.

The investor presentation presents DDA and total low cost deposits excluding adjustments for an estimated $850-$900 million loss in deposits due to mortgage loan payoffs. The Registrant believes that DDA, total deposits and total low cost deposits without the estimated $850-$900 million loss in deposits due to mortgage loan payoffs is more indicative of the Registrant’s performance because it provides a more accurate understanding of the Registrant’s organic growth in DDA, and therefore in total deposits and total low cost deposits. The Registrant believes $850-$900 million loss in deposits due to mortgage loan payoffs is an unusual occurrence and without the foregoing adjustments, a comparison of the current numbers with prior periods could be misleading to an investor.

Finally, the investor presentation presents the core efficiency ratio for the first quarter of 2002. The core efficiency ratio omits merger-related charges of $16 million associated with the acquisition by the Registrant of the Florida franchise of Huntington Bancshares. The Registrant believes that presenting the ratio net of the merger-related charges is more indicative of true operating earnings because it excludes nonrecurring items.

Non-GAAP financial measures, however, should not be considered in isolation or as an alternative to financial measures calculated and presented in accordance with GAAP.

The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

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Date: January 28, 2004	SUNTRUST BANKS, INC.

	By:	/s/ Kimberly N. Rhodes

Kimberly N. Rhodes
Vice President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Materials to be used in investor presentation.

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